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                                                                    EXHIBIT 10.2




                       MONITORING AND OVERSIGHT AGREEMENT


         THIS MONITORING AND OVERSIGHT AGREEMENT (this "Agreement") is made and entered into effective as of June 4, 1998, among Home Interiors & Gifts, Inc., a Texas corporation (together with its successors, the "Company"), Dallas Woodcraft, Inc., a Texas corporation (together with its successors, "Woodcraft"), GIA, Inc., a Nebraska corporation (together with its successors, "GIA"), Homco, Inc., a Texas corporation (together with its successors, "Homco"), Homco Puerto Rico, Inc., a Delaware corporation (together with its successors, "HPR"), Spring Valley Scents, Inc., a Texas corporation ("SVS"), Homco de Mexico, S.A. de C.V., a Mexico corporation ("HDM" and, together with the Company, Woodcraft, GIA, Homco, HPR and SVS, the "Clients"), and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership (together with its successors, "HMCo").

         1. Retention. The Clients hereby acknowledge that they have retained HMCo to, and HMCo acknowledges that, subject to reasonable advance notice in order to accommodate scheduling, HMCo will, provide financial oversight and monitoring services to the Clients as requested by the board of directors of the Company during the term of this Agreement.

         2. Term. The term of this Agreement shall continue until the date on which Hicks, Muse, Tate & Furst Incorporated ("HMTF") or its affiliated successors and their respective affiliates (including, without limitation, any equity fund sponsored by HMTF or its affiliated successors) shall cease to (i) at any time prior to a Qualified IPO (as hereinafter defined), own beneficially, directly or indirectly, at least 25% of the then outstanding shares of Common Stock (as hereinafter defined) of the Company and be contractually entitled to designate, or shall have otherwise designated, at least one director to the board of directors of the Company or (ii) at any time after a Qualified IPO, own beneficially, directly or indirectly, at least 10% of the then outstanding shares of Common Stock of the Company and be contractually entitled to designate, or shall have otherwise designated, at least one director to the board of directors of the Company; provided, however, that notwithstanding the foregoing, this Agreement shall in any event terminate on the tenth anniversary of the date hereof. As used herein, "Qualified IPO" means a firm commitment underwritten public offering of common stock, par value $0.10 per share ("Common Stock"), of the Company pursuant to a registration statement under the Securities Act of 1933, as amended, where both (i) the proceeds to the Company (prior to deducting any underwriters' discounts and




NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS IN PARAGRAPH 5 THAT APPLY TO CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON IDENTIFIED THEREIN.

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commissions) equal or exceed Twenty-Five Million Dollars ($25,000,000) and (ii)
upon consummation of such offering, the Common Stock is listed on the New York Stock Exchange or authorized to be quoted and/or listed on the Nasdaq National Market.

         3.      Compensation.

                 (a) As compensation for HMCo's services to the Clients under this Agreement, the Clients hereby irrevocably agree, jointly and severally, to pay to HMCo an aggregate annual fee (the "Monitoring Fee") of $1,000,000 (the "Base Fee"), subject to adjustment pursuant to paragraphs (b) and (c) below and prorated on a daily basis for any partial calendar year during the term of this Agreement. The Monitoring Fee shall be payable in equal quarterly installments on each January 1, April 1, July 1 and October 1 during the term of this Agreement (each a "Payment Date"), beginning with the first Payment Date following the date hereof; provided, however, that for so long as an Event of Default (as hereinafter defined) has occurred and is continuing under the Credit Agreement (as hereinafter defined) or the Indenture (as hereinafter defined), the Monitoring Fee shall continue to accrue but shall not be payable until such time as such Event of Default has been cured, at which time all accrued and unpaid installments of the Monitoring Fee shall be due and payable immediately (provided that to do so would not constitute an Event of Default). All payments shall be made by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing). As used herein, (i) "Credit Agreement" means that certain Credit Agreement, dated as of the date hereof, among the Company, the lenders from time to time party thereto, The Chase Manhattan Bank, as syndication agent, National Westminster Bank, PLC, as documentation agent, Prudential Insurance Company of America, as a co-agent, Societe Generale, as a co-agent, Citicorp USA, Inc., as a co-agent, and NationsBank, N.A., as administrative agent (as amended, waived, supplemented or otherwise modified from time to time, together with any substitution or replacement therefor), (ii) "Indenture" means that certain Indenture, dated as of the date hereof, among the Company, Woodcraft, GIA, Homco, HPR, SVS and the United States Trust Company of New York (as amended, waived, supplemented or otherwise modified from time to time, together with any substitution or replacement therefor) and (iii) "Event of Default" shall have the meaning given such term in the Credit Agreement or the Indenture, as applicable.

                 (b) On January 1 of each calendar year during the term of this Agreement, the Monitoring Fee shall be adjusted to an amount equal to (i) the consolidated annual EBITDA of the Company and its subsidiaries for the then current fiscal year, multiplied by (ii) 1.0% (the "Percentage"); provided, however, that in no event shall the annual Monitoring Fee exceed $1,500,000; provided, further, that in no event shall the annual Monitoring Fee be less than the Base Fee.





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                 (c)      On each occasion that the Company or any of its
subsidiaries shall acquire another entity or business during the term of this Agreement, the annual Monitoring Fee for the calendar year in which such acquisition occurs shall be adjusted prospectively (i.e., for periods subsequent to such acquisition until the next adjustment pursuant to clause (b) above), as of the closing of such acquisition, to an annual amount equal to (i) the pro forma combined budgeted consolidated annual EBITDA of the Company and its subsidiaries for the entire then-current fiscal year of the Company (including the EBITDA of the acquired entity or business for such entire fiscal year, on a pro forma basis), multiplied by (ii) the Percentage; provided, however, that in no event shall the annual Monitoring Fee be less than the Base Fee.

                 (d) All past due payments in respect of the Monitoring Fee shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the prime commercial lending rate per annum of The Chase Manhattan Bank or its successors (which rate is a reference rate and is not necessarily its lowest or best rate of interest actually charged to any customer) (the "Prime Rate") as in effect from time to time, plus five percent (5.0%), from the due date of such payment to and including the date on which payment is made to HMCo in full, including such interest accrued thereon.

         4. Reimbursement of Expenses. In addition to the compensation to be paid pursuant to Section 3 hereof, the Clients agree, jointly and severally, to pay or reimburse HMCo for all "Reimbursable Expenses," which shall consist of all reasonable disbursements and out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel to HMCo and costs of travel, postage, deliveries, communications, etc.) incurred by HMCo or its affiliates for the account of any Client or in connection with the performance by HMCo of the services contemplated by Section 1 hereof. Promptly (but not more than 10 days) after request by or notice from HMCo, the applicable Client shall pay HMCo, by wire transfer of immediately available funds to the account described on Exhibit A hereto (or such other account as HMCo may hereafter designate in writing), the Reimbursable Expenses for which HMCo has provided such Client invoices or reasonably detailed descriptions. All past due payments in respect of the Reimbursable Expenses shall bear interest at the lesser of the highest rate of interest which may be charged under applicable law or the Prime Rate plus 5.0% from the Payment Date to and including the date on which such Reimbursable Expenses plus accrued interest thereon are fully paid to HMCo.

         5. Indemnification. The Clients jointly and severally shall indemnify and hold harmless each of HMCo, its affiliates, and their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended), if any, agents and employees (HMCo, its affiliates, and such other specified persons being collectively referred





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to as "Indemnified Persons," and individually as an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including those arising out of an Indemnified Person's negligence and reasonable fees and disbursements of the respective Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including, without limitation, any untrue statements made or any statements omitted to be made) by any of the Clients or (ii) actions taken or omitted to be taken by an Indemnified Person with any Client's consent or in conformity with any Client's instructions or any Client's actions or omissions or (B) are otherwise related to or arise out of HMCo's engagement, and will reimburse each Indemnified Person for all costs and expenses, including, without limitation, reasonable fees and disbursements of any Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, defending or appealing any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with HMCo's acting pursuant to HMCo's engagement, whether or not any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. None of the Clients will, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Clients also agree that neither HMCo nor any other Indemnified Person shall have any liability to any Client for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by any Client that have resulted primarily from HMCo's bad faith, gross negligence or willful misconduct. The Clients further agree that none of them will, without the prior written consent of HMCo, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of HMCo and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding. EACH CLIENT HEREBY ACKNOWLEDGES THAT THE FOREGOING INDEMNITY SHALL BE APPLICABLE TO ANY CLAIMS, LIABILITIES, LOSSES, DAMAGES OR EXPENSES THAT HAVE RESULTED FROM OR ARE ALLEGED TO HAVE RESULTED FROM THE ACTIVE OR PASSIVE OR THE SOLE, JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF HMCO OR ANY OTHER INDEMNIFIED PERSON.

         The foregoing right to indemnity shall be in addition to any rights that HMCo and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. Each Client hereby consents to personal jurisdiction and to service and venue in any court in which any





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claim which is subject to this Agreement is brought against HMCo or any other
Indemnified Person.

         It is understood that, in connection with HMCo's engagement, HMCo may also be engaged to act for a Client or Clients in one or more additional capacities, and that the terms of any such additional engagement(s) may be embodied in one or more separate written agreements. This indemnification shall apply to any such additional engagement(s) (whether written or oral) and any modification of such additional engagement(s) and shall remain in full force and effect following the completion or termination of such additional engagement(s).

         Each of the Clients further understands and agrees that if HMCo is asked to furnish any Client a financial opinion letter or act for any Client in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

         6. Confidential Information. In connection with the performance of the services hereunder, HMCo agrees not to divulge any confidential information, secret processes or trade secrets disclosed by any Client or any of its subsidiaries to it solely in its capacity as a financial advisor, unless such Client consents to the divulging thereof or such information, secret processes or trade secrets are publicly available or otherwise available to HMCo without restriction or breach of any confidentiality agreement or unless required by any governmental authority or in response to any valid legal process.

         7. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas, excluding any choice-of-law provisions thereof.

         8. Assignment. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (other than with respect to the rights and obligations of HMCo, which may be assigned to any one or more of its principals or affiliates) by any of the parties without the prior written consent of the other parties.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.





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         10.     Other Understandings.  All discussions, understanding and
agreements heretofore made between any of the parties hereto with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses the agreement of the parties hereto. All calculations of the Monitoring Fee and Reimbursable Expenses shall be made by HMCo and, in the absence of mathematical or other manifest error, shall be final and conclusive.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                    HICKS, MUSE & CO. PARTNERS, L.P.

                                    By:      HM PARTNERS INC.,
                                             its General Partner


                                    By:
                                       -----------------------------------------
                                             Lawrence D. Stuart, Jr.
                                             Managing Director and Principal,
                                             Executive Vice President


                                    HOME INTERIORS & GIFTS, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             Chief Executive Officer


                                    DALLAS WOODCRAFT, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             Executive Vice President


                                    GIA, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             Executive Vice President





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                                    HOMCO, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             Executive Vice President


                                    HOMCO PUERTO RICO, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             President


                                    SPRING VALLEY SCENTS, INC.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             President


                                    HOMCO DE MEXICO, S.A. DE C.V.


                                    By:
                                       -----------------------------------------
                                             Donald J. Carter, Jr.
                                             President





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                                   EXHIBIT A

                           Wire Transfer Instructions


                              Texas Commerce Bank

                          ABA #:      113000609
                          Account E:  08805113824
                          Credit:     Hicks, Muse & Co. Partners
                          Reference:  Payment of Monitoring Fees or
                                      Reimbursable Expenses by Home Interiors





                                      A-1